Exhibit 99.1

News Release

From Nuance Communications
For Immediate Release
Contacts:
For Investors Kevin Faulkner Nuance Communications, Inc. Tel: 408-992-6100 Email: kevin.faulkner@nuance.com	For Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com

Nuance Announces Third Quarter Fiscal 2014 Results

Achieves Strong Bookings, Deferred Revenue, EPS and Operating Cash Flow
Amid Continuing Transition to Recurring Revenue Models;
Exercises Call Option for 2027 Convertible Notes

BURLINGTON, Mass., August 11, 2014 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for the third quarter of fiscal 2014, ended June 30, 2014.

In the third quarter of fiscal 2014, Nuance reported GAAP revenue of $475.5 million, compared to $469.8 million in the third quarter of fiscal 2013.  Nuance reported non-GAAP revenue of $486.8 million, which includes $11.3 million in revenue lost to accounting treatment in conjunction with acquisitions, compared to $490.8 million in the third quarter of fiscal 2013. In the third quarter of fiscal 2014, Nuance reported bookings of $547.0 million, up 16.7% from $468.8 million in the third quarter of fiscal 2013. Year-to-date, Nuance reported bookings of $1,822.4 million, up 28.4% from $1,418.8 million through the first three quarters of fiscal 2013.

In the third quarter of fiscal 2014, Nuance recognized GAAP net loss of $(54.2) million, or $(0.17) per share, compared with GAAP net loss of $(35.0) million, or $(0.11) per share, in the third quarter of fiscal 2013. In the third quarter of fiscal 2014, Nuance reported non-GAAP net income of $87.6 million, or $0.27 per diluted share, compared to non-GAAP net income of $109.5 million, or $0.34 per diluted share, in the third quarter of fiscal 2013. Nuance’s third quarter fiscal 2014 non-GAAP operating margin was 23.5%, down from 28.1% in the third quarter of fiscal 2013. Nuance reported cash flow from operations of $97.0 million in the third quarter of fiscal 2014, up 13.5% compared to $85.5 million in the third quarter of fiscal 2013. Nuance ended the third quarter of fiscal 2014 with total deferred revenue of $523.4 million, up 32.0% compared to $396.5 million a year ago. Nuance ended the third quarter of fiscal 2014 with a balance of cash, cash equivalents and marketable securities of $888.5 million.

Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.

Third Quarter and Year-to-Date Highlights
In the third quarter of fiscal 2014, Nuance delivered year-over-year bookings growth of 17% and deferred revenue growth of 32%. Through the first three quarters of the fiscal year, total bookings have grown 28%, exceeding guidance, and the growth rate for on-demand bookings was materially higher. Bookings strength in the quarter was led by healthcare on-demand, Dragon Medical, automotive, Enterprise OnDemand and MFP printing solutions.

In the third fiscal quarter of fiscal 2014, GAAP and non-GAAP revenue were each slightly below the Company’s guidance range. Revenue was strong for Nuance’s Dragon Medical, Diagnostics, automotive and Enterprise OnDemand solutions, but this strength was outweighed by faster than expected transition in the revenue model, lower than expected contribution from acquisitions and underperformance in the Imaging business unit.

Performance in the third quarter of fiscal 2014, includes:

•	Total recurring revenue grew 12% year-over-year and represented 65% of total revenue.

•	On-demand revenue exceeded product and licensing revenue for the first time.

•	On‑demand revenue grew 12% year-over-year and 11% year to date compared to the first three quarters of fiscal 2013.

•	Year to date on-demand revenue represented 36% of total revenue, compared to 32% through the first three quarters of fiscal 2013.

•	Maintenance and support revenue grew 11% year-over-year in Q3 14 and 11% year to date compared to the first three quarters of fiscal 2013.

•	Year to date maintenance and support revenue represented 15% of total revenue, compared to 14% through the first three quarters of fiscal 2013.

•	Product and licensing revenue declined 15% year-over-year in Q3 14 and 12% year to date compared to the first three quarters of fiscal 2013.

•	Year to date product and licensing revenue represented 37% of total revenue, compared to 42% of revenue through the first three quarters of fiscal 2013.

Nuance delivered EPS at the midpoint of its guidance range despite the underperformance in revenue and as a result of cost reductions and expense control.

Operating cash flow as a percentage of non-GAAP net income was 111% in Q3 14 and was 104% through the first three quarters of FY 14. Our operating cash flow continued to benefit from the positive cash flow characteristics of our increasing recurring revenue models.

“Our third quarter results balanced strong bookings, deferred revenue, cash flow and EPS with revenue that was just below our guidance range. These results reflect continued progress in key markets, a continuing shift to recurring revenue streams and additional focus on expense control. Our bookings and deferred revenue growth are evidence that we are on the right trajectory for a return to growth,” said Tom Beaudoin, Nuance CFO.

Highlights from the quarter include:

•
Healthcare - For Nuance’s healthcare solutions, third quarter fiscal 2014 non-GAAP revenue was $240.1 million. Key healthcare customers included Adventist Hospital, Barnabas Health, Community Hospital East, Dolbey Systems, Eastern, Erie County Medical Center, Froedert Health, Howard University Hospital, Integris, Memorial, Peace Health, Springfield Clinic, University of North Carolina, and University of Washington.

•
Mobile & Consumer - For Nuance’s mobile and consumer solutions, third quarter fiscal 2014 non-GAAP revenue was $109.2 million. Key mobile customers included AT&T, BlackBerry, Delphi, Desay, Ford, GM, Honda, Hyundai, Kyocera, Motorola, Renault, Samsung, Sasktel, Subaru, Suzuki, Teltech, Toyota, Visteon, West, Yangfeng and YouMail.

•
Enterprise - For Nuance’s enterprise solutions, third quarter fiscal 2014 non-GAAP revenue was $85.1 million. Key enterprise customers included Amtrak, AT&T, Bank of America, Barclays, BNY Mellon, CSAA, Deutsche Telekom, DHS, DTE Energy, ICICI Bank, OnStar, Optus, PSCU, PHH, Swedbank and Telecom Italia.

•
Imaging - For Nuance’s document imaging solutions, third quarter fiscal 2014 non-GAAP revenue was $52.4 million. Key imaging customers included BP, Central Asia Bank, Dorsey, Fuji Xerox, HP, Lexmark, Marsh McLennan and Staples.

Call Option for 2027 Convertible Notes
Nuance today also announced that it is calling for redemption the remaining $250 million aggregate principal amount of its 2.75% senior convertible debentures due 2027 (the “Debentures”). Upon redemption, holders of the Debentures will receive cash equal to $1,000 per $1,000 principal amount of the Debentures, together with any accrued and unpaid interest on the Debentures being redeemed to, but excluding, the redemption date. As a result of the announced redemption, the Debentures are becoming convertible in accordance with their terms.

Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

As previously scheduled, the conference call will begin today, August 11, 2014 at 5:00 pm EDT and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at www.nuance.com. The call can also be heard by dialing (800) 230-1059 or (612) 234-9959 at least five minutes prior to the call and referencing code 331219. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 331219.

About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Definition of Bookings
Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value.  For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for our existing and future products; economic conditions in the United States and internationally; our ability to control and successfully manage our expenses and cash position; the effects of competition, including pricing pressure; possible defects in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2013 and our quarterly reports filed with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

The information included in this press release should not be viewed as a substitute for full GAAP financial statements.

Discussion of Non-GAAP Financial Measures
We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2014 and 2013, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from Equitrac, Quantim and Varolii for the three and nine months ended June 30, 2014 that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have otherwise recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.
In recent years, we have completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services, including services provided by third parties.

(ii) Professional service fees. Professional service fees include third party costs related to the acquisition, and legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.

(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.
In order to gain access to a third party's extensive speech recognition technology and natural language and semantic processing technology, we have entered into IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, we will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, we consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of our normal, organic, continuing operating activities, and are therefore presenting this supplemental information to show the results excluding these expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although our bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of the collaboration agreement and have incentives based on those results.

Non-Cash Expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii) and (iii) Certain accrued interest and income taxes. We also exclude certain accrued interest and certain accrued income taxes because we believe that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.
We exclude certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash. Other items such as gains or losses on non-controlling strategic equity interests are also excluded.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013

Revenues:
Product and licensing	$168,224	$191,568	$521,480	$561,363
Professional services and hosting	231,698	210,423	677,359	623,992
Maintenance and support	75,582	67,778	222,298	197,681
Total revenues	475,504	469,769	1,421,137	1,383,036

Cost of revenues:
Product and licensing	23,934	25,844	74,598	75,096
Professional services and hosting	163,587	140,441	475,604	404,131
Maintenance and support	13,566	12,586	38,533	40,481
Amortization of intangible assets	15,006	15,187	45,542	48,107
Total cost of revenues	216,093	194,058	634,277	567,815

Gross profit	259,411	275,711	786,860	815,221

Operating expenses:
Research and development	87,137	73,134	252,188	211,536
Sales and marketing	99,783	98,889	316,969	313,879
General and administrative	43,732	50,754	131,890	128,893
Amortization of intangible assets	27,287	27,303	81,330	78,730
Acquisition-related cost (income), net	9,110	(8,458)	18,710	22,723
Restructuring and other charges, net	8,622	7,940	17,178	14,669
Total operating expenses	275,671	249,562	818,265	770,430

Loss (income) from operations	(16,260)	26,149	(31,405)	44,791
Other expense, net	(31,028)	(34,133)	(101,151)	(108,606)
Loss before income taxes	(47,288)	(7,984)	(132,556)	(63,815)
Provision for income taxes	6,959	26,990	16,331	19,103
Net loss	$(54,247)	$(34,974)	$(148,887)	$(82,918)

Net loss per share:
Basic	$(0.17)	$(0.11)	$(0.47)	$(0.26)
Diluted	$(0.17)	$(0.11)	$(0.47)	$(0.26)

Weighted average common shares outstanding:
Basic	317,610	315,441	316,334	314,348
Diluted	317,610	315,441	316,334	314,348

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	June 30, 2014	September 30, 2013

ASSETS
Current assets:
Cash and cash equivalents	$846,936	$808,118
Marketable securities	41,552	38,728
Accounts receivable, net	398,436	382,741
Prepaid expenses and other current assets	184,220	179,940
Total current assets	1,471,144	1,409,527

Land, building and equipment, net	154,722	143,465
Goodwill	3,381,300	3,293,198
Intangible assets, net	880,452	953,278
Other assets	184,013	159,135
Total assets	$6,071,631	$5,958,603

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$253,547	$246,040
Accounts payable and accrued expenses	330,966	305,441
Deferred revenue	290,758	253,753
Total current liabilities	875,271	805,234

Long-term debt	2,122,408	2,108,091
Deferred revenue, net of current portion	232,621	160,823
Other liabilities	247,611	246,441
Total liabilities	3,477,911	3,320,589

Stockholders' equity	2,593,720	2,638,014
Total liabilities and stockholders' equity	$6,071,631	$5,958,603

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2014	2013	2014	2013

Cash flows from operating activities:
Net loss	$(54,247)	$(34,974)	$(148,887)	$(82,918)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	55,863	52,533	165,280	155,109
Stock-based compensation	55,382	39,195	147,541	114,108
Non-cash interest expense	8,744	9,346	28,187	28,923
Deferred tax (benefit) provision	(1,095)	23,049	2,351	(1,179)
Loss on non-controlling strategic equity interest	—	790	—	790
Other	964	(9,538)	(4,294)	(10,640)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(11,224)	(3,568)	(4,706)	26,713
Prepaid expenses and other assets	2,242	(732)	(9,453)	(12,249)
Accounts payable	7,094	(21,962)	(25,003)	(19,815)
Accrued expenses and other liabilities	13,935	19,581	3,634	29,082
Deferred revenue	19,373	11,761	107,563	73,591
Net cash provided by operating activities	97,031	85,481	262,213	301,515
Cash flows from investing activities:
Capital expenditures	(16,640)	(12,089)	(41,359)	(41,677)
Payments for business and technology acquisitions, net of cash acquired	(646)	(100,512)	(136,183)	(574,771)
Purchases of marketable securities and other investments	(8,109)	(629)	(19,613)	(448)
Proceeds from sales and maturities of marketable securities and other investments	11,217	—	32,851	—
Net cash used in investing activities	(14,178)	(113,230)	(164,304)	(616,896)
Cash flows from financing activities:
Payments of debt	(1,339)	(1,230)	(3,855)	(147,353)
Proceeds from long-term debt, net of issuance costs	—	(644)	—	351,748
Payments for repurchases of common stock	(48)	(103,036)	(26,483)	(103,036)
Payments for settlement of share-based derivatives	—	—	(5,286)	(3,801)
Payments of other long-term liabilities	(697)	(309)	(2,216)	(1,629)
Proceeds from issuance of common stock from employee stock plans	1,603	5,646	13,525	18,731
Cash used to net share settle employee equity awards	(4,271)	(4,071)	(35,318)	(53,589)
Net cash (used in) provided by financing activities	(4,752)	(103,644)	(59,633)	61,071
Effects of exchange rate changes on cash and cash equivalents	533	(858)	542	(2,400)
Net increase (decrease) in cash and cash equivalents	78,634	(132,251)	38,818	(256,710)
Cash and cash equivalents at beginning of period	768,302	1,005,302	808,118	1,129,761
Cash and cash equivalents at end of period	$846,936	$873,051	$846,936	$873,051

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2014	2013	2014	2013

GAAP revenue	$475,504	$469,769	$1,421,137	$1,383,036
Acquisition-related revenue adjustments: product and licensing	5,626	13,929	24,384	59,383
Acquisition-related revenue adjustments: professional services and hosting	4,898	5,976	18,771	20,869
Acquisition-related revenue adjustments: maintenance and support	786	1,121	2,540	3,952
Non-GAAP revenue	$486,814	$490,794	$1,466,832	$1,467,241

GAAP cost of revenue	$216,093	$194,058	$634,277	$567,815
Cost of revenue from amortization of intangible assets	(15,006)	(15,187)	(45,542)	(48,107)
Cost of revenue adjustments: product and licensing (1,2)	307	1,148	1,232	5,161
Cost of revenue adjustments: professional services and hosting (1,2)	(10,213)	(5,031)	(23,402)	(11,214)
Cost of revenue adjustments: maintenance and support (1,2)	(1,290)	(558)	(2,480)	(3,091)
Non-GAAP cost of revenue	$189,891	$174,430	$564,085	$510,564

GAAP gross profit	$259,411	$275,711	$786,860	$815,221
Gross profit adjustments	37,512	40,653	115,887	141,456
Non-GAAP gross profit	$296,923	$316,364	$902,747	$956,677

GAAP (loss) income from operations	$(16,260)	$26,149	$(31,405)	$44,791
Gross profit adjustments	37,512	40,653	115,887	141,456
Research and development (1)	12,960	8,700	33,703	22,537
Sales and marketing (1)	13,656	13,261	39,110	42,141
General and administrative (1)	16,710	11,102	46,702	33,520
Amortization of intangible assets	27,287	27,303	81,330	78,730
Costs associated with IP collaboration agreements	4,937	4,937	14,811	15,645
Acquisition-related costs (income), net	9,110	(8,458)	18,710	22,723
Restructuring and other charges, net	8,622	7,940	17,178	14,669
Other	—	6,189	1,061	6,189
Non-GAAP income from operations	$114,534	$137,776	$337,087	$422,401

GAAP provision from income taxes	$6,959	$26,990	$16,331	$19,103
Non-cash taxes	(2,973)	(22,438)	(2,681)	(2,615)
Non-GAAP provision for income taxes	$3,986	$4,552	$13,650	$16,488

GAAP net loss	$(54,247)	$(34,974)	$(148,887)	$(82,918)
Acquisition-related adjustment - revenue (2)	11,310	21,025	45,695	84,205
Acquisition-related adjustment - cost of revenue (2)	(860)	(1,691)	(3,376)	(6,766)
Acquisition-related costs (income), net	9,110	(8,458)	18,710	22,723
Cost of revenue from amortization of intangible assets	15,006	15,187	45,542	48,107
Amortization of intangible assets	27,287	27,303	81,330	78,730
Non-cash stock-based compensation (1)	55,382	39,195	147,541	114,108
Non-cash interest expense	8,744	9,346	28,187	28,923
Non-cash income taxes	2,973	22,438	2,681	2,615
Costs associated with IP collaboration agreements	4,937	4,937	14,811	15,645
Change in fair value of share-based instruments	(651)	228	3,571	5,753
Loss on non-controlling strategic equity interest	—	790	—	790
Restructuring and other charges, net	8,622	7,940	17,178	14,669
Other	—	6,189	(454)	6,189
Non-GAAP net income	$87,613	$109,455	$252,529	$332,773

Non-GAAP diluted net income per share	$0.27	$0.34	$0.79	$1.03

Diluted weighted average common shares outstanding	322,849	323,219	320,246	323,741

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013

(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$238	$145	$1,200	$498
Cost of professional services and hosting	10,528	5,429	24,346	12,321
Cost of maintenance and support	1,290	558	2,480	3,091
Research and development	12,960	8,700	33,703	22,537
Sales and marketing	13,656	13,261	39,110	42,141
General and administrative	16,710	11,102	46,702	33,520
Total	$55,382	$39,195	$147,541	$114,108

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$11,310	$21,025	$45,695	$84,205
Cost of product and licensing	(545)	(1,293)	(2,432)	(5,659)
Cost of professional services and hosting	(315)	(398)	(944)	(1,107)
Total	$10,450	$19,334	$42,319	$77,439

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Healthcare	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2013	2013	2013	2013	2013	2014	2014	2014
GAAP Revenue	$204.7	$219.1	$230.0	$220.0	$873.8	$221.6	$232.5	$236.2
Adjustment	$12.7	$10.2	$8.1	$6.7	$37.8	$5.7	$4.5	$3.9
Non-GAAP Revenue	$217.4	$229.3	$238.1	$226.7	$911.6	$227.3	$237.0	$240.1

Mobile & Consumer	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2013	2013	2013	2013	2013	2014	2014	2014
GAAP Revenue	$128.8	$113.0	$108.7	$117.2	$467.7	$112.5	$107.0	$107.0
Adjustment	$2.9	$3.2	$2.3	$3.1	$11.5	$2.8	$2.8	$2.1
Non-GAAP Revenue	$131.7	$116.2	$111.0	$120.3	$479.2	$115.3	$109.8	$109.2

Enterprise	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2013	2013	2013	2013	2013	2014	2014	2014
GAAP Revenue	$83.7	$72.9	$78.1	$85.5	$320.2	$86.6	$85.3	$83.5
Adjustment	$0.0	$1.6	$0.8	$0.9	$3.3	$2.6	$1.9	$1.6
Non-GAAP Revenue	$83.7	$74.5	$78.9	$86.4	$323.5	$89.2	$87.2	$85.1

Imaging	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2013	2013	2013	2013	2013	2014	2014	2014
GAAP Revenue	$45.1	$46.0	$53.0	$49.5	$193.6	$49.3	$50.9	$48.8
Adjustment	$14.5	$18.0	$9.8	$7.5	$49.8	$9.0	$5.1	$3.7
Non-GAAP Revenue	$59.6	$64.0	$62.8	$57.0	$243.4	$58.3	$56.0	$52.4

Schedules may not add due to rounding.